NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

Gryphon Gold Names R. Llee Chapman as Chief Financial Officer

CARSON CITY, NV, April 5, 2012 - Gryphon Gold Corporation (GGN: TSX; GYPH: OTCBB), a gold exploration, development and production company focused on its Borealis Oxide Heap Leach Project in Nevada, today announced that R. Llee Chapman has been appointed Chief Financial Officer effective April 2, 2012.

James T. O’Neil Jr., CEO of Gryphon Gold Corporation, commented, “Llee’s extensive financial experience and deep industry knowledge from his thirty years in the mining world is a tremendous asset for us. Llee’s addition to our team makes us measurably better staffed to manage all areas of the financial function as we grow the company.” Over his career, Mr. Chapman served in various executive finance roles for both public and private companies. Positions he served included Regional Vice President of Newmont Mining Corp. and as Chief Financial Officer for Barrick Goldstrike Mines Inc., Knight Piesold & Co. and Apollo Gold Inc. Most recently, Mr. Chapman was founder and managing director of a financial consulting business focused on the mining industry.

Mr. Chapman received a Bachelor of Science in Accounting from Idaho State University and is a Certified Public Accountant.

For further information please contact:

James T. O’Neil Jr., CEO
1-775-883-1456 joneil@gryphongold.com

Lisanna Lewis, Vice President, Treasurer
1-604-261-2229 llewis@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is in the business of acquiring, exploring, and developing gold properties in the United States, emphasizing the State of Nevada. The Company’s primary focus is on the advancement of its Borealis property, located in Nevada’s Walker Lane Gold Belt (the “Borealis Property”). The plan for the Borealis Property is to advance the development of the oxide heap leachable gold and silver to the production stage and to further expand and develop the significant sulphide resource through exploration, metallurgical design and sulphide project permitting and development. The Borealis Property is unpatented mining claims (including claims leased to the Company’s wholly owned subsidiary) of approximately 20 acres each, totaling about 15,020 acres, which has successful past production.

Gryphon Gold routinely posts news and other important information on its website, www.gryphongold.com.

Gryphon Gold Names Robert L. Chapman as Chief Financial Officer
April 5, 2012

Safe Harbor Statement

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements relating to the plans to advance the development of the Borealis Property. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that additional financing may be required and, if so, may not be available on terms satisfactory to the Company if at all, risks associated with mining operations, risks associated with the oxide heap, risks associated with exploration, metallurgical design and project permitting and development and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Company’s annual report on Form 10-K for the year ended March 31, 2011, and interim report on Form 10Q for the period ended December 31, 2011, as filed with the SEC and Canadian securities administrators and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.